SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 3, 2005.

MYKROLIS CORPORATION

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-16611	04-3536767
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 3, 2005, the registrant completed the acquisition of Extraction Systems, Inc., a privately held Massachusetts corporation based in Franklin, MA that manufactures products used to measure and remove airborne molecular contaminants in the semiconductor manufacturing process. The aggregate merger consideration paid by registrant was approximately $25,000,000 in cash of which approximately $2,500,000 will be held in escrow to secure the sellers’ representations, warranties and covenants under the Agreement and Plan of Merger, dated March 3, 2005, by and among Mykrolis Corporation, Stingray Merger Corporation, Extraction Systems, Inc. and the Representative of the Holders of all of the Capital Stock of Extraction Systems, Inc. The transaction was structured as a merger of Stingray Merger Corporation, a wholly owned subsidiary of the registrant, with and into Extraction Systems, Inc. with that corporation as the surviving corporation as a wholly owned subsidiary of registrant. The merger consideration was paid from registrant’s available cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MYKROLIS CORPORATION

Dated: March 8, 2005

By /s/ Peter W. Walcott

        Peter W. Walcott,

Vice President & General Counsel